UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): June 26, 2007

                             Avalon Oil & Gas, Inc.
                             ----------------------
               (Exact Name of registrant as specified in charter)

           Nevada                      1-12850                   84-1168832
           ------                      -------                   ----------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                      Identification No.)

             7808 Creekridge Circle, Suite 105 Minneapolis, MN 55439
             -------------------------------------------------------
                    (Address of principal executive offices)

                                 (952) 746-9652
                                 --------------
              (Registrant's telephone number, including area code)

          (Former Name or Former Address if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c).

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Item 7.01 Regulation FD Disclosure.

A) Avalon Oil & Gas, Inc. ("Avalon") announced in a press release dated June 26, 2007 that the Janssen #-1A well in Karnes County, Texas, of which Avalon owns a 15% working interest, has been put into production. The well had been flowing at an average rate of 330 thousand cubic feet of gas per day, along with 10 to 20 barrels of high grade condensate.

B) Avalon announced in a press release dated June 28, 2007 that it had finalized an Authorization for Expenditure for the workover of the Deltaic Farms #-1 well in Miller County, Arkansas. The workover is anticipated to remove paraffin wax build-up as well as install a pumpoff controller.

C) Avalon announced in a press release dated July 2, 2007 that, along with its partners, it had commenced field operations on the Doris Hall and Fletcher Leaseholds in Grant Parish, Louisiana, designed to provide a measure of the productive capabilities of the property prior to acquisition. The leasehold has six wellbores, and Avalon has an undivided 25% working interest.

D) Avalon announced in a press release July 9, 2007 that, along with its partners, it has completed the workover on three wellbores on the Doris Hall Leasehold, Grant Parish, Louisiana. A newly designed down hole tube pump in the Doris Hall #1 was installed, and is currently pumping over 200 barrels of fluid below a packer. The Doris Hall #3 well is currently producing about 10 BOPF with a 1 1/2" pump, and the fluid level is staying above 900 feet.

E) Avalon announced in a press release dated July 11, 2007 that the Janssen #1A well in Karnes County, Texas, in which Avalon owns a 15% working interest, produced 8,062 MCF of gas and 163 barrels of condensate in June 2007. The well was flowing at an average rate of 250 MCF per day, along with 10 barrels of high grade condensate.

F) Avalon announced in a press release dated July 23, 2007 that Dr. D. Bruce Merrifield was appointed as an expert advisor. Dr. Merriefield will advise Avalon in matters including, but not limited to, Avalon's intellectual property assets encompassing solutions for paraffin wax mitigation, hazardous gas leak detection, and intelligent reservoir mapping systems.

G) Avalon Oil & Gas, Inc. announced in a press release dated August 13, 2007, that it had received notice that the U.S. Patent and Trademark Offices has approved the patent application for Avalon's paraffin wax mitigation system, being marketed as Ultrasnoic Mitigation Solutions(TM) (the "Patent"). Currently available solutions to paraffin wax deposits and build-up in oil production rely upon chemical solvents, which not only require repeated mechanical pigging operation and costly workovers to maintain production capacity, but also can also result in environmental liabilities. In contrast, the Patent utilizes ultrasonic waves to fragment current paraffin deposits in the production's tubing and prevent future wax formation in an environmentally safe process.

H) Avalon announced in a press release dated August 16, 2007, that Kent Rodriguez, Avalon's President and CEO, presented a proposal to the Board of Directors to create wholly owned subsidiary which would focus upon oil and gas recovery technology; and plans to spin-off such subsidiary to Avalon's shareholders. The oil and gas technology include, but are not limited, to the Patent; a system to detect hazardous gas leaks including small leaks in natural gas pipelines; and a system for intelligent drilling and completion sensors to provide real-time oil reservoir monitoring of subsurface information.

I) Avalon announced in a press releases dated August 20, 2007 and August 30, 2007 that it has executed and entered into an exclusive licensing agreement with Oiltek, Inc. ("Oiltek"), whereby Oiltek acquired the exclusive rights to market Avalon's portfolio of intellectual property and fifty thousand ($50,000) dollars, in exchange for approximately eighty (80%) percent or ten million (10,000,000) of Oiltek's common stock. Oiltek is a majority owned subsidiary of Avalon, but Avalon intends to spin-off its shares to Avalon's shareholders. Oiltek is currently preparing to register its shares of common stock with the U.S. Securities and Exchange Commission ("SEC"), and will seek a listing of Oiltek's shares on the Over-the-Counter Bulletin Board ("OTCBB") upon the registration statement becoming effective.

J) Avalon announced in a press release dated August 27, 2007 that it had acquired a sixteen (16%) percent working interest in the Hughs #1 well, located in Noble County, Oklahoma. When the well was drilled and completed in 1988, it was tested to have a capacity of four (4) million cubic feet per day.

K) Avalon announced in a press release dated September 7, 2007 that Kent Rodriguez, Avalon's CEO and President, will present to international investors at the IAM Dusseldorf on September 7 - 9 at the Forum Theme Park Resources in the Messe Dusseldorf to further introduce Avalon to the international investment community.

L) Avalon announced in a press release dated September 11, 2007 that it has begun the workover on the Hughs #1, located Noble County, Oklahoma, to repair the damaged tubing and downhole pump, remove the paraffin wax build-up, and clean-up the perforations in the Bartlesville Zone. Avalon owns a 16% working interest in the Hughs #1.

M) OTC Stock Review announced in a press release dated September 17, 2007 that it has published an updated report on Avalon Oil & Gas, Inc.

N) Avalon announced in a press release dated September 25, 2007 that the workover on the Hughs #1, located in Noble County, Oklahoma, to repair the damaged tubing and downhole pump, remove the paraffin wax build-up, and clean-up the perforations in the Bartlesville Zone was successfully completed as planned. The well had flush production of two hundred (200) barrels of oil and is now producing six (6) barrels of oil per day and 10 MCF of gas. Avalon owns a 16% working interest in the well.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

   Exhibit No.   Description
   -----------   -----------

            99.1       Press Release dated June 26, 2007
            99.2       Press Release dated June 28, 2007
            99.3       Press Release dated July 2, 2007
            99.4       Press Release dated July 9, 2007
            99.5       Press Release dated July 11, 2007
            99.6       Press Release dated July 23, 2007
            99.7       Press Release dated August 13, 2007
            99.8       Press Release dated August 16, 2007
            99.9       Press Release dated August 20, 2007
            99.10      Press Release dated August 27, 2007
            99.11      Press Release dated August 30, 2007
            99.12      Press Release dated September 7, 2007
            99.13      Press Release dated September 11, 2007
            99.14      Press Release dated September 17, 2007
            99.15      Press Release dated September 25, 2007





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Avalon Oil & Gas, Inc.

Date: September 27, 2007                       By: /s/ Kent Rodriguez
                                               --------------------------------
                                               Kent Rodriguez, President